Exhibit 99.1

CytoSorbents Receives Additional $5 Million in Non-Dilutive Debt Financing from Bridge Bank

MONMOUTH JUNCTION, N.J., July 5, 2017 - CytoSorbents Corporation (NASDAQ: CTSO), a leader in critical care immunotherapy specializing in blood purification, announced that on June 30, 2017 it received an additional $5 million from the Life Sciences Group of Bridge Bank, a division of Western Alliance Bank (NYSE: WAL).

In June 2016, CytoSorbents Corporation (“CytoSorbents” or the “Company”) and its U.S. operating subsidiary, CytoSorbents Medical, Inc. entered into a Loan and Security Agreement with Western Alliance Bank, securing  an initial $5 million 4-year term loan that was funded on June 30, 2016.  On June 30, 2017, the Company elected to drawdown the additional $5 million of funding available under the Loan and Security Agreement, bringing its total borrowings under the facility to $10 million.  As a result of this additional drawdown, the period of interest-only payments on both term loans is extended by six months through December 31, 2017, followed by 30 months of straight line amortization through the July 1, 2020 maturity date.  The Company intends to use the proceeds from the loan to provide working capital to fund ongoing operations and to support clinical trials.

“With our existing cash on hand, this non-dilutive financing further strengthens our balance sheet at an attractive cost of capital and provides sufficient working capital for the foreseeable future, allowing us to continue to pursue our aggressive growth strategy and clinical trial objectives as we increase product sales worldwide and move closer to operating cash flow breakeven,” stated Ms. Kathleen P. Bloch, CPA, MBA, Chief Financial Officer of CytoSorbents Corporation.  “We welcome this continuation and expansion of our important relationship with Bridge Bank, a reputable and premier industry provider with a broad scope of financial services.”

“We have been working with CytoSorbents for over a year now and have been pleased with their performance and progress over that time. We believe they possess a truly innovative technology in the life sciences space which could transform critical care medicine and cardiac surgery and save lives throughout the world,” said Mr. Justin McDonie, Senior Vice President and Managing Director for Bridge Bank.  “We are pleased to provide this additional capital to support CytoSorbents’ growth at this important juncture in their evolution.”

About Bridge Bank and Western Alliance Bank (NYSE: WAL)

Bridge Bank is a division of Western Alliance Bank, the go-to-bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses from across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has 13 offices in major markets across the country along with Western Alliance Bank's robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. With $19 billion in assets, Western Alliance Bancorporation (NYSE: WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #4 on Forbes 2017 “Best Banks in America” list.  Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services.  For more information, visit www.bridgebank.com or follow us on Twitter @Bridgebank.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 43 countries around the world, as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury and pancreatitis, as well as in cancer immunotherapy. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure. CytoSorbents has completed its REFRESH (REduction in FREe Hemoglobin) 1 trial – a multi-center, randomized controlled study that has demonstrated the safety and efficacy of free hemoglobin reduction with intra-operative CytoSorb® use in a heart-lung machine during complex cardiac surgery.  In 2017, the company plans to initiate a pivotal REFRESH 2 trial intended to support U.S. FDA approval.  CytoSorb® has been used safely in more than 23,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding in excess of $19 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique blood purification technology, protected by 32 issued U.S. patents and multiple applications pending, including CytoSorb-XL™, HemoDefend™, VetResQ™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 3, 2017, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact: Amy Vogel Investor Relations (732) 398-5394 avogel@cytosorbents.com
Investor Relations Contact: Bob Yedid LifeSci Advisors 646-597-6989 bob@lifesciadvisors.com Public Relations Contact: Amy Phillips Pascale Communications 412-327-9499 amy@pascalecommunications.com